UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2016

OSIRIS THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-32966	71-0881115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)                                  Separation and Release Agreement with Lode Debrabandere, Ph.D.

Osiris Therapeutics, Inc. (the “Company”) is filing this Current Report on Form 8-K/A to amend its Current Report on Form 8-K filed on February 3, 2016 (the “Original Filing”) that reported, among other things, the resignation of Lode Debrabandere, Ph.D., as the Company’s Chief Executive Officer, President, and a director. This Form 8-K/A amends and supplements the Original Filing to disclose the terms of Dr. Debrabandere’s resignation as required pursuant to Item 5.02 on Form 8-K.

On February 22, 2016, the Company and Dr. Debrabandere entered into a Separation and Release Agreement (the “Agreement”), that provides for, among other terms, (i) a separation date of February 16, 2016 (the “Separation Date”), (ii) a consulting period from the Separation Date through May 31, 2016 for Dr. Debrabandere to assist with the smooth and orderly transition of his former responsibilities, (iii) reimbursement for the extension of certain employee benefits during the consulting period if elected by Dr. Debrabandere, (iv) extension of the expiration date to December 31, 2017 for up to 36,250 previously granted and exercisable stock options at their existing exercise prices, (v) non-disparagement, (vi) compliance with certain post-employment restrictions in Dr. Debrabandere’s Employment Agreement, including with respect to confidentiality, inventions and patents, non-competition and non-solicitation, and (vii) a release of claims by Dr. Debrabandere.

The description of the Agreement is qualified in its entirety by reference to the complete text of the Agreement attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

By:	/s/ GREGORY I. LAW
Gregory I. Law
Chief Financial Officer

Date: February 26, 2016

Exhibit Index

Exhibit No.	Description
10.1	Separation and Release Agreement, dated February 22, 2016, between Osiris Therapeutics, Inc. and Lode Debrabandere, Ph.D.

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